UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2016, Citibank, N.A. (“Citibank”) and Branch Banking and Trust Company in their capacity as lenders (the “Lenders”), and Citibank, in its capacity as the administrative agent (the “Agent”) granted a waiver (the “Waiver”) of any event of default arising under that certain Amended and Restated Credit Agreement, dated as of December 21, 2011, as amended and restated (the “Credit Agreement”), by and among the Lenders, the Agent and PowerSecure International, Inc., a Delaware corporation (the “Company”), resulting from the consummation of the merger (the “Merger”) and the other transactions related thereto under that certain Agreement and Plan of Merger, dated as of February 24, 2016 (the “Merger Agreement”), by and among The Southern Company, a Delaware corporation (“Southern Company”), PSMS Corp., a Delaware corporation and wholly-owned subsidiary of Southern Company (“Merger Sub”), and the Company.

Pursuant to the Waiver, the Lenders and the Agent also waived any event of default arising under the Credit Agreement resulting from (i) the Company’s failure to comply with the fixed charge coverage ratio financial covenant at March 31, 2016, and (ii) a loan anticipated to be made by Southern Company to a subsidiary of the Company after the Merger is consummated in an amount of up to $25 million.

Except as expressly provided in the Waiver, the terms and conditions of the Credit Agreement remain in full force and effect.

The foregoing description of the Waiver and the Credit Agreement is only a summary of, and does not purport to be a complete statement of, the Waiver and the Credit Agreement and the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Waiver, which is attached as Exhibit 10.1 to this report and incorporated herein by this reference, and to the full text of the Credit Agreement, which has been previously filed with the Securities and Exchange Commission and is incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On May 5, 2016, the Company held a Special Meeting of Stockholders (the “Special Meeting”) to consider three proposals relating to the Merger.

A total of 22,508,173 shares of common stock, par value $.01 per share (“Common Stock”), were issued and outstanding on April 7, 2016, the record date for the Special Meeting, and were entitled to vote at the Special Meeting. At the Special Meeting, 16,246,916 shares of Common Stock, representing 72.18% of the outstanding shares of Common Stock, were present, in person or by proxy, constituting a quorum.

Set forth below are the voting results on each of the proposals submitted to and voted upon by the stockholders at the Special Meeting, which proposals are described in the Company’s definitive proxy statement for the Special Meeting filed with the SEC on April 7, 2016. A third proposal relating to adjournment of the Special Meeting in the event there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement was tabled because there were sufficient votes to adopt the Merger Agreement.

Proposal 1:	Agreement and Plan of Merger

The proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company:

For	Against	Abstain
16,155,593	80,767	10,556

Proposal 2:     Nonbinding Compensation Proposal

To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the Merger:

For	Against	Abstain
15,354,927	841,717	50,272

Item 8.01	Other Events.

On May 5, 2016, the Company and Southern Company issued a joint press release announcing that the stockholders voted to approve the proposed Merger and that the Merger was expected to close in the coming days. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Waiver to Credit Agreement, dated as of May 6, 2016, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and Branch Banking and Trust Company, as lender

99.1	Joint Press Release issued May 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Eric Dupont
Eric Dupont
Executive Vice President and Chief Financial Officer

Dated: May 6, 2016

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